EXHIBIT 10(e)

                               SECURED DEMAND NOTE

PRIVATE


For value received, Howtek, Inc., a Delaware company with a principal place of business at 21 Park Avenue, Hudson, New Hampshire 03051 (the "Company") promises to pay to the order of _____________________, at
________________________________  (the  "Payee"),  the  principal  amount  of  $
__________________. Principal on this Note shall be due and payable in full, together with interest accrued and any penalties provided for herein, on five
(5) day's written notice. Payments will be made by certified check delivered to the Payee or the holder at the address furnished to the Borrower for that purpose. Principal on this note shall bear interest at the rate of 12% per annum, compounded monthly.

The Borrower may pay this Note in whole or in part without penalty or premium at anytime prior to maturity.

The principal on this Note is secured by a security interest in certain assets of the Company granted pursuant to a certain Security Agreement between the Borrower and the Payee of even date hereof. This Note is entitled to all of the benefits and obligations of said Security Agreement. Upon any Event of Default, as defined in the Security Agreement, this Note shall be forthwith accelerated and due and payable for an amount equal to the principal then outstanding. The Borrower hereby agrees to execute and make all appropriate filings of any financing statements or other filings which shall evidence the Borrower's grant of a security interest to the Payee in order to secure the performance of the obligations of the Borrower pursuant to this Note.

The Borrower and all endorsers and guarantors of the Note hereby waive presentment (other than on maturity), demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery acceptance, performance or enforcement of this Note and agree to pay upon demand all costs, charges and expenses of collecting amounts due under the Note or the Agreements, including attorney's fees and expenses, court costs and other disbursements incurred or paid by the Payee in connection therewith. This Note shall be binding upon and inure to the benefit of the Borrower and the Payee and their respective successors and assigns.

This Note shall be governed by and construed in accordance with the internal laws of the State of New Hampshire.

IN WITNESS WHEREOF, Borrower has caused its duly authorized officer to execute this Note as an instrument under seal as of the date first written above.


HOWTEK, INC.


    /s/ W. Scott Parr
-----------------------------------
By: W. Scott Parr, President & CEO


Witness: /s/ Constance Webster
        ---------------------------



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